Exhibit 99.2
SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Unaudited Combined Financial Statements
As of June 30, 2006 and for the Six Months Ended June 30, 2006 and 2005

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Balance Sheets
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
Assets	2006	2005

Current assets:
Cash and cash equivalents	$86,629	$72,709
Trade receivables, net	493,223	432,350
Deferred costs	52,755	84,481
Deferred income taxes	2,255	3,090
Other	12,239	8,928

Total current assets	647,101	601,558

Net property, plant, and equipment	7,993	5,983
Other intangibles, net	44,030	47,808
Goodwill	149,480	149,903
Deferred income taxes	12,853	14,803
Other assets, net	19,346	15,916

Total assets	$880,803	$835,971

Liabilities and Business Equity

Current liabilities:
Accounts payable	$462,775	$421,508
Accrued payroll and employee benefits	17,278	16,010
Deferred revenue	43,154	67,316
Due to (from) affiliates, net	(82)	1,024
Income taxes payable to parent	9,676	3,655
Income taxes payable	11,726	9,533
Sales tax payable	27,598	23,927
Other	9,114	7,935

Total current liabilities	581,239	550,908

Long-term deferred revenue	10,245	10,410
Other liabilities	8,088	7,317

Business equity:
Owner’s net investment	281,204	267,612
Accumulated other comprehensive income	27	(276)

Total business equity	281,231	267,336

Total liabilities and business equity	$880,803	$835,971

See accompanying notes to unaudited combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Operations
(Dollars in thousands)
(unaudited)

	Six months ended June 30,
	2006	2005
Revenue	$1,141,316	$969,269
Cost of revenue	1,034,074	886,269

Gross profit	107,242	83,000

Operating expenses:
Selling, general and administrative expenses	78,175	67,186
Noncash compensation	1,445	1,234
Depreciation	1,463	1,646
Amortization	3,778	3,735
Restructuring charges	1,192	165

Operating income	21,189	9,034

Other income (expense):
Interest expense, net	(423)	(504)
Interest expense affiliates, net	(199)	(906)
Other, net	3,500	(126)

Total other income (expense)	2,878	(1,536)

Income from continuing operations before income taxes	24,067	7,498
Income tax expense	(12,771)	(3,761)

Income from continuing operations	11,296	3,737
Loss from discontinued operations	—	(25)

Net income	$11,296	$3,712

See accompanying notes to unaudited combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Comprehensive Income (Loss)
(Dollars in thousands)
(unaudited)

	Six months ended June 30,
	2006	2005
Net income	$11,296	$3,712

Other comprehensive income (loss):
Net foreign currency translation adjustments	303	(3,106)

Other comprehensive income (loss), net of taxes	303	(3,106)

Comprehensive income	$11,599	$606

See accompanying notes to unaudited combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Changes in Business Equity
(Dollars in thousands)
(unaudited)

		Accumulated
		other
	Owner’s net	comprehensive
	investment	income	Total
Balance, December 31, 2005	$267,612	$(276)	$267,336
Net income	11,296	—	11,296
Equity-based compensation	2,296	—	2,296
Net foreign currency translation adjustments	—	303	303

Balance, June 30, 2006	$281,204	$27	$281,231

See accompanying notes to unaudited combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Combined Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Six months ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$11,296	$3,712
Discontinued operations	—	25

Income from continuing operations	11,296	3,737

Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	5,241	5,381
Gain on asset sales	(97)	—
Noncash compensation expense attributable to stock awards	1,445	1,234
Deferred revenue	(24,326)	(33,195)
Deferred income taxes	2,462	1,089
Changes in working capital items net of amounts acquired:
Receivables	(53,285)	19,909
Other current assets	25,371	38,092
Payables	29,393	(37,535)
Other current liabilities	23,130	(1,386)
Changes in other noncurrent assets and liabilities	(35)	32

Net cash provided by (used in) continuing operations	20,595	(2,642)

Cash flows from investing activities:
Decrease in marketable securities	—	—
Capital expenditures	(3,289)	(3,186)
Proceeds from sale of property, plant, and equipment	—	—

Net cash used in investing activities	(3,289)	(3,186)

Cash flows from financing activities:
Borrowings from affiliate	245,842	203,772
Repayments of borrowings from affiliate	(248,785)	(201,927)

Net cash (used in) provided by financing activities	(2,943)	1,845

Net cash used in discontinued operations:
Net cash used in discontinued operations	—	(25)

Net cash used in discontinued operations	—	(25)

Effect of exchange rates on cash and cash equivalents	(443)	(5,834)

Net change in cash and cash equivalents	13,920	(9,842)
Cash and cash equivalents, beginning of year	72,709	105,540

Cash and cash equivalents, end of year	$86,629	$95,698

See accompanying notes to unaudited combined financial statements.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statements
(1) Basis of Presentation
The combined financial statements of the Company have been derived from the consolidated financial statements and accounting records of Level 3, representing the software direct marketing business of Software Spectrum using the historical results of operations, and historical basis of assets and liabilities of these businesses. Management believes the assumptions underlying the combined financial statements are reasonable; however, the financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

The combined financial statements include the assets and liabilities of Software Spectrum and its subsidiaries and Software Spectrum Netherlands B.V., a wholly owned subsidiary of Level 3. The Company’s investments in non-controlled entities in which it has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method. The Company’s investments in other entities are carried at their historical cost. All intercompany transactions and balances have been eliminated.

The accompanying combined financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and June 30, 2005 are unaudited, with the December 31, 2005 amounts included herein derived from the audited combined financial statements. In the opinion of management, these unaudited combined financial statements include all adjustments (consisting of normal recurring adjustments and reclassifications) necessary to present fairly the financial position, results of operations and cash flows as of June 30, 2006, and for all periods presented.

These combined financial statements should be read in conjunction with the combined financial statements and notes thereto as of December 31, 2005 and for each of the three years in the period then ended. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the operating results to be expected for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most critical estimates and assumptions are made in determining the allowance for doubtful accounts, revenue reserves, whether impairment charges are necessary, useful lives of fixed assets, and accruals for estimated liabilities that are probable and estimatable. Actual results could differ from those estimates and assumptions.

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statements
(2) Discontinued Operations
In June 2003, Software Spectrum announced that it was exiting the contact services business in order to concentrate on the software direct marketing business. In conjunction with this decision, on June 18, 2003, Software Spectrum sold substantially all of the contact services business. The Company continued to incur costs for facilities used in the contact services business that are no longer being utilized and that were not included in the sale of the contact services business. Facilities costs of $25,000 were incurred in the six months ended June 30, 2005.
(3) Restructuring Charges
In February of 2006, the Company announced a workforce reduction that will affect approximately 95 people in its North American business due to a strategic decision to enter into a business solutions partner arrangement for certain business processes such as credit and collections, accounts payable and other administrative and back-office positions. These positions will be transitioned in phases through the end of 2006 in accordance with Software Spectrum’s implementation plan. The Company will record the expenses attributable to the incentive stay bonus, the severance package and the outplacement fees for employees who are required to provide more than 60 days of additional service to be eligible to receive the stay bonus, placement services and severance, over the incremental service period. For the six months ended June 30, 2006, the Company had recorded $1,192,000 of restructuring charges of which $678,000 was paid.

In 2005, the Company recognized $269,000 of restructuring charges related to the ongoing integration and restructuring of Software Spectrum announced in 2003. In total, Software Spectrum paid approximately $1,891,000 of costs during 2005, for facilities-related costs associated with the 2003 and 2004 integration and restructuring actions.

A summary of the restructuring charges and related activity follows:

	Severance	Facilities-
	and related	related
	amount	amount
	(In thousands)
Balance, December 31, 2004	$—	$2,519
2005 charges	—	269
2005 payments	—	(1,891)

Balance, December 31, 2005	—	897
2006 charges	1,192	—
2006 payments	(678)	(897)

Balance, June 30, 2006	$514	$—

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statements
(4) Trade Receivables
Trade receivables at June 30, 2006 and December 31, 2005 were as follows:

	June 30,	December 31,
	2006	2005
	(In thousands)
Trade receivables	$500,550	$438,556
Allowance for doubtful accounts	(7,327)	(6,206)

Net receivables	$493,223	$432,350

The Company recognized bad debt expense in selling, general and administrative expenses of $1,333,000 and $1,919,000 for the six months ended June 30, 2006 and 2005 respectively. The Company decreased accounts receivable and allowance for doubtful accounts by $393,000, and $644,000 for the periods ended June 30, 2006 and 2005 respectively, for previously reserved amounts Software Spectrum deemed as uncollectible.
(5) Employee Benefit Plans
On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”), which requires stock-based compensation to be measured based on the fair value of the award on the date of grant and the corresponding expense to be recognized over the period during which an employee is required to provide service in exchange for the reward. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB No.107”) relating to SFAS No. 123R. The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123R.

The Company applied SFAS No. 123R using the modified prospective transition method. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the date on which the Company adopted SFAS No. 123R, and compensation expense must be recognized for any unvested stock option awards outstanding as of such date of adoption. The Company has not restated prior periods. The Company has recorded stock-based compensation expense in prior periods related to the amortization of the fair value of restricted stock awards over their vesting period.

Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based employee compensation arrangements using the fair value-based method pursuant to Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
The Company participates in several stock-based programs offered by Level 3 which are settled with shares of Level 3 common stock.

The following table summarizes noncash compensation expense for the six months ended June 30, 2006 and 2005.

	Six months ended June 30,
	2006	2005
	(In thousands)
OSO	$272	$858
Restricted stock units	657	69
Shareworks match plan	34	17
Shareworks / 401(k) grant plans	430	(129)
401(k) match expense	52	419

	$1,445	$1,234

(a)	Outperform Stock Option Plan (OSO)

Eligible employees of Software Spectrum participate in the Level 3 outperform stock option (OSO) program that was designed so that the Level 3 stockholders would receive a market return on their investment before OSO holders receive any return on their options. Level 3 believes that the OSO program aligns directly with management’s and stockholders’ interests by basing stock option value on Level 3’s ability to outperform the market in general, as measured by the Standard & Poor’s (S&P) 500 Index. Participants in the OSO program do not realize any value from awards unless Level 3’s common stock price outperforms the S&P 500 Index during the life of the grant. When the stock price gain is greater than the corresponding gain on the S&P 500 Index (or less than the corresponding loss on the S&P Index), the value received for awards under the OSO plan is based on a formula involving a multiplier related to the level by which Level 3’s common stock outperforms the S&P 500 Index. To the extent that Level 3’s common stock outperforms the S&P 500 Index, the value of OSOs to a holder may exceed the value of nonqualified stock options.

OSO awards are made quarterly to eligible participants on the date of the grant.

Awards granted prior to August 19, 2002 vest in equal quarterly installments over two years and have a four-year life. OSOs granted prior to August 18, 2002 are exercisable immediately upon vesting and have a four-year life. One half of OSOs granted on and after August 19, 2002 vest at the end of the first year after grant, with the remaining 50% vesting over the second year (12.5% per quarter). Certain OSOs granted to members of the senior management team vest pursuant to the terms of the grant, but are subject to a two-year exercise moratorium from the grant date (see Note 8). The fair value of 137,762 OSOs granted in 2006 was $961,000. No OSOs were exercised in 2006.

(b)	Restricted Stock Units and Shares

During the six months ended June 30, 2006 and 2005, approximately 220,000 and 176,000 shares of restricted stock or restricted stock units were awarded to employees. The restricted stock units and shares were granted to the recipients at no cost. Restrictions on transfer lapse over one to four-year periods. The fair value of 220,078 restricted stock units and shares awarded in 2006 of $788,000 was
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
calculated using the value of the Level 3 common stock the day prior to the award and is being amortized over the restriction lapse periods of the awards in accordance with FIN 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. As of June 30, 2006, the Company had not reflected $824,000, including $125,000 of forfeitures, of unamortized compensation expense in its financial statements for the restricted stock units and shares previously granted. Such amount, less any forfeitures, will be recognized as expense in future periods (see Note 8)

(c)	401(k) Plan

The Company participates in the Level 3 401(k) plan. Software Spectrum matches 50% of employee contributions up to 6% of eligible earnings or applicable regulatory limits; such matching contributions are in the form of Level 3 common stock as described in the following paragraph.

The Company’s matching contributions are made with Level 3 common stock based on the closing stock price on each pay date. The employees are able to diversify the match contribution as soon as it is made, even if they are not fully vested. The matching contributions will be fully vested upon completion of three years of service. The Company made matching contributions of $52,000 and $419,000 for the six months ended June 30, 2006 and 2005 respectively, which were recorded as selling, general and administrative expenses.

Software Spectrum made a discretionary contribution to the 401(k) Plan in Level 3 common stock as of December 31, 2005, equal to 3% of eligible employees’ 2005 eligible earnings. The deposit was made into the employees’ 401(k) accounts during the first quarter of 2006. The Company also made a discretionary contribution to the 401(k) Plan in Level 3 common stock as of December 31, 2004 equal to 2% per annum of eligible employees’ earnings. The deposit was made into the employees’ 401(k) accounts during the first quarter of 2005. Due to administrative restrictions, the Company pays the discretionary award in cash in certain foreign operations which is reflected in selling, general, and administrative expenses.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
(6)	Income Taxes

A reconciliation of the actual income tax provision and the tax computed by applying the U.S. Federal rate (35%) to the income from continuing operations, before income taxes for the six months ended June 30, 2006 and June 30, 2005 follows:

	June 30, 2006	June 30, 2005
	(In thousands)
Computed tax benefit (provision) at statutory rate	$(8,423)	$(2,624)
State income taxes	(596)	(54)
Amortization of intangibles	(2,089)	(279)
Other permanent differences	(419)	(105)
Taxes on unutilized losses of foreign operations	338	69
US taxes on foreign branch operations and foreign disregarded entities	(974)	(974)
Impact of foreign income taxes	307	255
Other	(915)	(49)

Income tax provision	$(12,771)	$(3,761)

The effective tax rates for the six months ended June 30, 2006 and June 30, 2005 were 53.1% and 50.2% respectively. For the six months ended June 30, 2006 and June 30, 2005, the effective tax rates are increased over the United States federal statutory rate of 35.0% due primarily to state income taxes (net of the federal income tax benefit), the permanent difference resulting from the book amortization of intangible assets (not amortizable for tax purposes), and additional United States federal income taxes on foreign branches and foreign disregarded entities (net of the federal income tax benefit resulting from the deduction of the foreign income taxes).

Tax Sharing Arrangement with Level 3

Under the Company’s tax-sharing arrangement with Level 3, Level 3 assumes U.S. federal income tax liabilities of the Level 3 affiliated group, including Software Spectrum. Additionally, Level 3 assumes state and non-U.S. income tax liabilities associated with returns that include Level 3 and its subsidiaries, including Software Spectrum. The Company is responsible for any state and foreign income tax liabilities for returns filed that include only the Company and its subsidiaries.

The tax-sharing arrangement with Level 3 includes certain assumptions regarding tax benefits. Under those assumptions, in general, the Company is required to pay Level 3 for any tax benefit received by the Company as a result of Level 3’s assumption of any tax liabilities described above.

(7)	Geographic Data

Adjusted OIBDA, as defined by the Company, consists of income (loss) from operations before (1) depreciation and amortization expense, (2) stock-based compensation expense included within selling, general and administrative expenses on the combined statements of operations, and (3) noncash impairment costs included within restructuring and impairment expenses on the combined statements of
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
operations. The Company excludes stock-based compensation due to its adoption of the expense recognition provisions of SFAS No. 123. Adjusted OIBDA is an important part of the Company’s internal reporting and is an indicator of profitability and operating performance used by the chief operating decision maker or decision making group, especially in evaluating performance. It is also a commonly used indicator in the industry to analyze companies on the basis of operating performance over time. Adjusted OIBDA is not intended to represent net income or cash flow for the periods presented, is not calculated consistently with the commonly used metric “EBITDA,” and is not recognized under generally accepted accounting principles but is used by management to assess segment results and allocate resources.

The information presented in the following tables includes information for the six months ended June 30, 2006 and 2005 for all statements of operations and cash flow information presented, and as of June 30, 2006 and December 31, 2005 for all balance sheet information presented. Revenue and the related expenses are attributed to countries based on where services are provided.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
Geographic segment financial information follows.

	Six months ended June 30,
	2006	2005
	(In thousands)
Revenue:
North America	$717,041	$588,334
Europe	379,200	346,694
Asia	45,075	34,241

	$1,141,316	$969,269

Gross profit:
North America	$69,259	$49,789
Europe	32,140	28,486
Asia	5,843	4,725

	$107,242	$83,000

Adjusted OIBDA:
North America	$20,951	$7,654
Europe	6,405	7,278
Asia	519	717

	$27,875	$15,649

Gross capital expenditures:
North America	$2,830	$2,675
Europe	254	460
Asia	205	51

	$3,289	$3,186

Depreciation and amortization:
North America	$4,861	$4,947
Europe	280	326
Asia	100	108

	$5,241	$5,381

Identifiable Assets

	June 30,	December 31,
	2006	2005
	(In thousands)
North America	$618,891	$606,556
Europe	232,753	205,492
Asia	29,159	23,923

	$880,803	$835,971

(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
Net Long-lived Assets (excluding goodwill and deferred income taxes)

	June 30,	December 31,
	2006	2005
	(In thousands)
North America	$65,972	$67,216
Europe	4,105	1,308
Asia	1,292	1,183

	$71,369	$69,707

The following information provides a reconciliation of net income (loss) to adjusted OIBDA, as defined by the Company, for the six months ended June 30, 2006 and 2005:

	Six months ended June 30,
	2006	2005
	(In thousands)
Net income	$11,296	$3,712
Loss from discontinued operations	—	25
Income tax provision	12,771	3,761
Total other (income) expense	(2,878)	1,536

Operating income	21,189	9,034
Depreciation and amortization expense	5,241	5,381
Noncash compensation expense	1,445	1,234

Adjusted OIBDA	$27,875	$15,649

(8)	Related Party Transactions

The Company sells business software to Level 3. The Company’s sales to Level 3, included in revenue in the combined statements of operations, were $513,000, and $297,000 for the six months ended June 30, 2006 and 2005, respectively. The combined statements of operations include expense allocations for certain corporate functions historically provided by Level 3 on behalf of the Company which are described as follows:

General Corporate Expenses: Represents costs related to corporate functions such as accounting, treasury, tax, legal, executive oversight, human resources, real estate, information technology, risk management and other services. The allocation is based on the estimated cost of the services provided. These allocations are included in selling, general and administrative in the Company’s combined statements of operations. The cost of services provided to the Company increased beginning in 2003 as a result of certain corporate functions of Software Spectrum being consolidated with those of Level 3’s communication business.

Employee Benefits and Incentives: Represents benefit costs and other employee benefits and incentives. Benefits include 401(k) match and grant profit sharing, OSO awards and healthcare costs. Software Spectrum participates in Level 3’s healthcare plan. Healthcare costs are captured separately for each of Level 3’s businesses. Stock-based compensation is allocated based on attribution to specific employees.
(Continued)

SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
Notes to Unaudited Combined Financial Statement
Interest Expense, Net: Historically, Level 3 has provided financing to Software Spectrum to fund its temporary working capital obligations, including expense allocations. Interest on the working capital borrowings and other intercompany activity accrues at an annual interest rate of 10%.

The following table presents the expense allocations reflected in the Company’s combined financial statements:

	Six months ended June 30,
	2006	2005
	(In thousands)

General corporate expenses, including healthcare costs	$3,075	$3,089
Noncash compensation expense	1,445	1,234
Interest expense	199	906

	$4,719	$5,229

Software Spectrum and Level 3 considered these general corporate expenses and employee benefits and incentives, and noncash compensation allocations to be reasonable based on the utilization of services provided by Level 3. The Company’s interest expense as a stand-alone company may have been higher or lower than the amounts reflected in the combined statements of operations.

Legal Proceedings

The Company and its subsidiaries are parties to legal proceedings. Management believes that any resulting liabilities for these legal proceedings, beyond amounts reserved, will not materially affect the Company’s financial condition or future results of operations.

(9)	Subsequent event

On July 20, 2006, Level 3 signed a definitive agreement to sell the Company to Insight Enterprises, Inc., a leading provider of information technology products and services. Under the terms of the agreement, Level 3 will receive total consideration of $287 million payable in cash at closing. The purchase price is subject to customary working capital and certain other post-closing adjustments. In connection with the agreement, certain OSOs and RSUs granted to members of senior management (see Note 5) will vest upon closing.